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                                                                     Exhibit 8.2

                         [Sutin Thayer Browne Letterhead]






                                  June 12, 2002

Science & Engineering Associates, Inc.
SEA Plaza
6100 Uptown Boulevard, NE
Suite 700
Albuquerque, New Mexico 87110

             Merger and Reorganization with Titan Corporation

Dear Ladies and Gentlemen:

This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Proxy Statement and Prospectus relating to the Agreement and Plan of Merger and Reorganization dated as of February 23, 2002 (the "Merger Agreement") by and among The Titan Corporation, a Delaware corporation ("Parent"), Thunderbird Acquisition, Inc., a New Mexico corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Science and Engineering Associates, Inc., a New Mexico corporation ("Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and with your consent have relied upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a) the Merger Agreement;

         (b) the Registration Statement, which includes the Preliminary Prospectus of Parent (the "Preliminary Prospectus");

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Science & Engineering Associates, Inc.
June 12, 2002
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         (c) those certain tax representation letters of even date herewith delivered to us by Parent, Merger Sub and Company (the "Tax Representation Letters");

         (d) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and Company and to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate; and

         (e) the form of opinion of counsel of even date herewith, which will be delivered to Parent from Cooley Godward L.L.P., with respect to the tax consequences of the proposed transaction (the "Cooley Godward Opinion").

In connection with issuing this letter, we have assumed or obtained representations (and with your consent, are relying thereon, without any independent investigation or review thereof) that:

         (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof and that the persons executing the documents had the legal capacity to sign the documents;

         (b) All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion, and all representations, warranties and statements made or agreed to by Parent, Merger Sub and t Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true, accurate, and complete in all material respects at all relevant times and any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification;

         (c) The Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be reported by Parent, Merger Sub, and Company on their respective federal income tax returns in a manner consistent with the opinion set forth below and with the Tax Representation Letters;

         (e) The Merger will be effective under applicable state law; and

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Science & Engineering Associates, Inc.
June 12, 2002
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         (f) The opinion of even date herewith rendered by Cooley Godward to
Parent and filed as Exhibit 8.1 to the Registration Statement has been delivered and has not been withdrawn.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we are of the opinion that, (i) for federal income tax purposes, the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) the discussion entitled "Material United States Federal Income Tax Consequences of the Merger" contained in the Registration Statement as it relates to statements of law and legal conclusions constitutes the material United States federal income tax considerations generally applicable to the Merger.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, but without limiting the foregoing, we express no opinion regarding the tax consequences of (i) the creation or use of the Escrow Fund under the Agreement, (ii) any transfers to or from the Escrow Fund by Parent or the shareholders of the Company, or (iii) the Earnout Payment Amount and the right thereto including without limitation their effect on tax basis.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to certain federal income tax consequences of the Merger and is not binding on the Internal Revenue Service ("IRS") or any court of law, tribunal, administrative agency or other governmental body. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this letter. The conclusions are based on our interpretation of the Code, as amended, existing judicial decisions and administrative guidance including regulations and published rulings. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. No assurance can be given



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Science & Engineering Associates, Inc.
June 12, 2002
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that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by giving this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of Company and its shareholders and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Preliminary Prospectus and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    SUTIN, THAYER & BROWNE
                                    A Professional Corporation


                                    By /s/ Jay D. Rosenblum
                                      ------------------------------------------
                                                   Jay D. Rosenblum
                                                  Albuquerque Office